Exhibit 99.1


                                                        Citizens Communications
                                                        3 High Ridge Park
                                                        Stamford, CT 06905
                                                        203.614.5600
                                                        www.czn.com

FOR IMMEDIATE RELEASE

Contact
David Whitehouse
Senior Vice President & Treasurer
203.614.5708


    Citizens Communications Citigroup Analyst Conference Audiocast Available

Stamford, Conn., January 10, 2008 - Maggie Wilderotter, Chairman and CEO of Citizens Communications Company (NYSE:CZN), and Don Shassian, Chief Financial Officer, participated in Citigroup's 18th Annual Global Entertainment, Media & Telecommunications Conference in Phoenix, Ariz. on Jan. 8, 2008.

In addition to their opening remarks, Ms. Wilderotter and Mr. Shassian responded to questions from investors on a wide variety of topics, including AT&T's comments on the impact of recent economic events on that company and an update on the synergies resulting from Citizens' acquisition of Commonwealth Telephone Enterprises, Inc. in March 2007.

Citi Investment Research has provided a URL to anyone interested in listening to a replay of the audiocast of Citizens' presentation. The audiocast replay is available through February 9, 2008 at:
http://www.veracast.com/webcasts/citigroup/emt08/28107211.cfm

About Citizens Communications
Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier and offers telephone, television and Internet services in 24 states. More information is available at www.czn.com and www.frontieronline.com

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and high-speed internet subscribers; competition from cable, wireless or other wireline carriers; greater than anticipated competition; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced and data services; the effects of ongoing changes in the regulation of the communications industry; our ability to effectively manage our operations, costs and capital spending; adverse changes in our debt ratings; effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and parent company; our ability to pay a $1.00 per share dividend annually may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and our liquidity; increases in our cash taxes in 2007 and thereafter; and general and local economic and employment conditions. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.



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